UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2004

CHENIERE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16383	95-4352386
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

333 Clay Street
Suite 3400
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 659-1361

(Registrant’s telephone number, including area code)

ITEM 5. Other Events and Regulation FD Disclosure

On January 13, 2004, Cheniere Energy, Inc. issued a press release announcing that it entered into an option with Atlantic Marine Inc. for the purchase of a potential LNG receiving terminal site in an industrial zone on Pinto Island in Mobile Bay, Alabama. The press release is attached as Exhibit 99.1 to this report and is incorporated by reference into this Item 5.

ITEM 7. Financial Statements and Exhibits

(c)    Exhibits.

99.1*        Press Release dated January 13, 2004.

*	Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: January 14, 2004	By:	/s/ Don A. Turkleson
	Name: Title:	Don A. Turkleson Chief Financial Officer